UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Phoenix Energy One, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42868	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18575 Jamboree Road, Suite 830
Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Cumulative Redeemable Preferred Shares	PHXE.P	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 12, 2024, Phoenix Energy One, LLC (the “Company”) entered into that certain Amended and Restated Senior Secured Credit Agreement with Phoenix Operating LLC, as borrower (“PhoenixOp”), each of the lenders from time to time party thereto, and Fortress Credit Corp. (“Fortress”), as administrative agent for the lenders (as amended or supplemented from time to time, including by Amendment No. 11 (as defined below), the “Credit Agreement”). Terms used herein but not defined herein shall have the meaning given to such terms in the Credit Agreement.

On October 21, 2026 (the “Amendment No. 11 Effective Date”), the Company, PhoenixOp, the Guarantors party thereto, the Specified Additional Guarantor, the Lenders party thereto, and Fortress, as administrative agent, as collateral agent and as technical agent for the Lenders, entered into that certain Amendment No. 11 to Amended and Restated Senior Secured Credit Agreement (“Amendment No. 11”). Amendment No. 11, among other things, permits the Company to issue certain secured junior lien notes, subject to the conditions and limitations described in the Credit Agreement.

Amendment No. 11 also amended, or provided limited waivers of compliance with, certain covenants contained in the Credit Agreement. In particular, Amendment No. 11 provided a waiver of the requirement to not permit, during each calendar month ending during the period from April 30, 2026 through and including December 31, 2026, the Current Ratio to be less than .90 to 1.00.

The foregoing description of Amendment No. 11 is a summary and is qualified in its entirety by reference to Amendment No. 11, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Through the Company’s Wellbore Participation and Assignment Plan (the “Plan”), the Company has provided certain of its employees, including each of its executive officers, either individually or through closely held entities, the opportunity to acquire from the Company non-operating working interests in 38 Company-operated wells in North Dakota and Montana (the “Plan Wells”). Each person who participates in the Plan commits to pay a percentage (the “Commitment”) of the costs of development (“Development Costs”) of the Plan Wells and, upon election to participate in the Plan, initially pays 3.0% of his or her Commitment, based upon the forecasted Development Costs. The Commitment divided by the forecasted Development Costs is referred to as the “Elected Working Interest.” Each Plan participant bears his or her share of all Development Costs and ongoing operating costs based upon his or her Elected Working Interest. The Plan provides each Plan participant a net revenue interest equal to 80% of their Elected Working Interest. No distributions are expected to be made until all Development Costs have been incurred. When that occurs and distributions begin to be made from the operations of the Plan Well, a Plan participant’s share of distributions will be based upon 80% of the participant’s Net Working Interest. The Company believes these arrangements align the participants’ interests with those of the Company and its equity holders, since the participants bear the same drilling, cost and production risks as the Company on the Plan Wells.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1++

Limited Waiver and Amendment No. 11 to Amended and Restated Senior Secured Credit Agreement, by and among Phoenix Energy One, LLC, Phoenix Operating LLC, the Guarantors party thereto, the Specified Additional Guarantor, each of the lenders from time to time party thereto, and Fortress Credit Corp., as administrative agent, as collateral agent and as technical agent, dated as of October 21, 2026

10.2++	Form of Wellbore Participation and Assignment Agreement by and among Phoenix Energy One, LLC, Phoenix Operating LLC, and the purchaser party thereto. †
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

++ Certain annexes, schedules, and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted annex, schedule, or exhibit to the SEC upon request.

† Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX ENERGY ONE, LLC

Dated: October 22, 2026	By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer